UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2006
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 318-3028
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 30, 2006, Greenlite Ventures Inc. (the “Company”) issued an aggregate of $50,000 of 10% convertible notes (the “Convertible Notes”) to two subscribers. The Convertible Notes will be due on October 31, 2008 and will bear interest at 10% per annum payable annually.

The Holders of the Convertible Notes are entitled, at any time, to convert all or any portion of the Convertible Notes held by them into that number of fully-paid and non-assessable shares of the Company’s common stock as shall be equal to the principal amount to be converted divided by the conversion price, which shall be the lesser of $0.10 or 75% of the average trading price of the Company’s common stock for the ten trading days immediately preceding the date of conversion.

The Convertible Notes were issued in reliance of Regulation S to persons who are “non-U.S. persons” within the meaning of Regulation S.

Proceeds of the Convertible Notes are to be used to fund completion of Phase II of the work program on the Company’s Magnolia property, to pay corporate debt and for working capital purposes.

The above description of the Convertible Notes is qualified in its entirety by reference to the full text of the form of Convertible Notes, a copy of which is filed as exhibit 10.1to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Convertible Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.

Date: November 30, 2006
	By:	/s/ John Curtis

JOHN CURTIS
President and Chief Executive Officer